SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JANUARY 29, 1998



                         TELEBANC FINANCIAL CORPORATION
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             (Exact name of registrant as specified in its charter)


    Delaware                   33-76930                 13-3759196
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 (State or other       (Commission File Number)        (IRS Employer
 jurisdiction of                                    Identification No.)
 incorporation)


1111 North Highland Street, Arlington, Virginia            22201
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(Address of principal executive office)                 (Zip Code)


Registrant's telephone number, including area code:  (703) 247-3700
                                                     --------------


                                 Not Applicable
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          (Former name or former address, if changed since last report)







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Item 5.    Other Events.
           -------------

     On January 15, 1998, TeleBanc Financial Corporation ("TeleBanc") announced that it had signed a definitive merger agreement with Direct Financial Corporation ("Direct Financial"). TeleBanc will pay $12 for each share of Direct Financial common stock or common stock equivalent. The transaction is valued at approximately $26.4 million. TeleBanc has estimated it will achieve annualized cost savings of approximately $800,000 in connection with the consolidation of operations. TeleBanc also has estimated that it will incur a one-time restructuring charge of approximately $1.0 million. The merger is expected to be consummated in the second quarter of 1998, following approvals by Direct Financial's shareholders and government regulators.


     Also on January 15, 1998, TeleBanc and MET Holdings Corp. ("MET"), the parent company and owner of 64.8% of TeleBanc's common stock, announced an intention to effect a distribution of MET's TeleBanc stock to individual MET shareholders by merging MET and TeleBanc. This merger, which is subject to shareholder and regulatory approvals, is expected to be completed during the first quarter of 1998.

                                    SIGNATURE



      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            TELEBANC FINANCIAL CORPORATION


Date:  January 29, 1998                     By: /s/ Aileen Lopez Pugh
                                                ---------------------
                                                Aileen Lopez Pugh
                                                Executive Vice President-
                                                     Chief Financial Officer